 [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 23, 2002


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:   EquiTrust Life Variable Account II
           (File No. 333-31446)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment Number 5 to the registration statement on Form S-6 for EquiTrust Life Variable Account II (File No. 333-31446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:   /s/ STEPHEN E. ROTH
                                               --------------------------------
                                                  Stephen E. Roth, Esq.